                                                                     EXHIBIT 12

                       RATIO OF EARNINGS TO FIXED CHARGES
      AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                              (DOLLARS IN MILLIONS)


                                                THREE MONTHS ENDED        SIX MONTHS ENDED
                                               -------------------       --------------------   FISCAL PERIOD ENDED
                                               MAY 31,      MAY 31,      MAY 31,      MAY 31,     NOVEMBER 30,
                                                1996         1995         1996         1995          1995
                                               ------       ------       ------       ------        ------
RATIO OF EARNINGS TO FIXED CHARGES

Earnings:
    Income before income taxes                 $  456       $  251       $  896       $  323       $  883
    Add:  Fixed charges, net                    1,875        1,667        3,745        3,410        5,538
                                               ------       ------       ------       ------       ------
       Income before income taxes and
          fixed charges, net                   $2,331       $1,918       $4,641       $3,733       $6,421
                                               ======       ======       ======       ======       ======

Fixed charges:
    Total interest expense (1)                 $1,865       $1,670       $3,724       $3,409       $5,512
    Interest factor in rents (2)                   10           11           20           22           37
                                               ------       ------       ------       ------       ------

       Total fixed charges                     $1,875       $1,681       $3,744       $3,431       $5,549
                                               ======       ======       ======       ======       ======

Ratio of earnings to fixed charges                1.2          1.1          1.2          1.1          1.2

RATIO OF EARNINGS TO FIXED CHARGES AND
    PREFERRED STOCK DIVIDENDS

Earnings:
    Income before income taxes                 $  456       $  251       $  896       $  323       $  883
    Add:  Fixed charges, net                    1,875        1,667        3,745        3,410        5,538
                                               ------       ------       ------       ------       ------
       Income before income taxes and
          fixed charges, net                   $2,331       $1,918       $4,641       $3,733       $6,421
                                               ======       ======       ======       ======       ======

Fixed charges:
    Total interest expense (1)                 $1,865       $1,670       $3,724       $3,409       $5,512
    Interest factor in rents (2)                   10           11           20           22           37
    Preferred stock dividends (3)                  25           25           51           49           80
                                               ------       ------       ------       ------       ------

       Total fixed charges and preferred
          stock dividends                      $1,900       $1,706       $3,795       $3,480       $5,629
                                               ======       ======       ======       ======       ======

Ratio of earnings to fixed charges and
    preferred stock dividends                     1.2          1.1          1.2          1.1          1.1



                                                FISCAL YEAR ENDED JANUARY 31,       YEAR ENDED
                                               --------------------------------     DECEMBER 31,
                                                1995         1994         1993         1991
                                               ------       ------       ------       ------
RATIO OF EARNINGS TO FIXED CHARGES

Earnings:
    Income before income taxes                 $  594       $1,200       $  793       $  772
    Add:  Fixed charges, net                    5,916        5,055        4,397        3,963
                                               ------       ------       ------       ------
       Income before income taxes and
          fixed charges, net                   $6,510       $6,255       $5,190       $4,735
                                               ======       ======       ======       ======

Fixed charges:
    Total interest expense (1)                 $5,899       $5,020       $4,362       $3,946
    Interest factor in rents (2)                   41           35           35           38
                                               ------       ------       ------       ------

       Total fixed charges                     $5,940       $5,055       $4,397       $3,984
                                               ======       ======       ======       ======

Ratio of earnings to fixed charges                1.1          1.2          1.2          1.2

RATIO OF EARNINGS TO FIXED CHARGES AND
    PREFERRED STOCK DIVIDENDS

Earnings:
    Income before income taxes                 $  594       $1,200       $  793       $  772
    Add:  Fixed charges, net                    5,916        5,055        4,397        3,963
                                               ------       ------       ------       ------
       Income before income taxes and
          fixed charges, net                   $6,510       $6,255       $5,190       $4,735
                                               ======       ======       ======       ======

Fixed charges:
    Total interest expense (1)                 $5,899       $5,020       $4,362       $3,946
    Interest factor in rents (2)                   41           35           35           38
    Preferred stock dividends (3)                  97           85           82           47
                                               ------       ------       ------       ------

       Total fixed charges and preferred
          stock dividends                      $6,037       $5,140       $4,479       $4,031
                                               ======       ======       ======       ======

Ratio of earnings to fixed charges and
    preferred stock dividends                     1.1          1.2          1.2          1.2

(1) Total interest expense for the three months ended May 31, 1995, the six months ended May 31, 1995, the fiscal period ended November 30, 1995, the fiscal year ended January 31, 1995 and the year ended December 31, 1991 includes capitalized interest.

(2) Interest factor in rents represents one-third of rent expense, which is considered representative of the interest factor.

(3) The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.